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                                                                   Exhibit 99(k)

                              [FRONT SIDE OF PROXY]

PROXY                           CB BANCORP, INC.                           PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE
                      HELD ON ________, _____________, 1997

     The Stockholder executing this Proxy appoints __________________, ___________________, __________________ and __________________, or any of them, each with full power to appoint his substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock, $.01 par value per share, of CB Bancorp, Inc. ("CB") that the Stockholder would be entitled to vote on all matters which come before the Special Meeting of Stockholders of CB referred to above (the "CB Special Meeting") and at any adjournment(s) or postponement(s) of the CB Special Meeting.



                     PLEASE MARK, SIGN AND DATE THIS PROXY.
   RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID RETURN ENVELOPE

                  (Continued and to be signed on reverse side.)

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                              [BACK SIDE OF PROXY]

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL THAT
     FOLLOWS:

     Approval and adoption of (a) the Agreement and Plan of Merger dated as of March 1, 1997 (the "CB Merger Agreement"), between CB and Pinnacle Financial Services, Inc. ("Pinnacle"), and (b) all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle (the "CB Merger"), with Pinnacle being the surviving corporation, and the issuance of shares of common stock, no par value per share, of Pinnacle ("Pinnacle Common Stock") to holders of common stock, $.01 par value per share, of CB ("CB Common Stock"). Upon consummation of the CB Merger, each issued and outstanding share of CB Common Stock will be converted into shares of Pinnacle Common Stock pursuant to a formula described in the accompanying Notice and Joint Proxy Statement/Prospectus.


         / /  FOR               / /  AGAINST               / /  ABSTAIN

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CB BANCORP, INC. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.

     The undersigned Stockholder hereby (i) revokes any and all proxies previously executed with respect to the Special Meeting, and (ii) acknowledges receipt of the Notice and Joint Proxy Statement/Prospectus for the CB Special Meeting.



                         Signature(s)
                                        ----------------------------------------

                                        ----------------------------------------
                                        Please sign exactly as name appears on
                                        this proxy.  When shares are held by
                                        joint tenants, both should sign.  When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such.  If a
                                        corporation, please sign in full
                                        corporate name by an authorized officer.
                                        If a partnership, please sign in
                                        partnership name by authorized person.

Dated:                         , 1997
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